Exhibit 10.43

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of April 10, 2019, by and between ARE-SAN FRANCISCO NO. 43, LLC, a Delaware limited liability company (“Landlord”), and VIR BIOTECHNOLOGY, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Lease Agreement dated as of March 30, 2017, as amended by that certain side letter agreement dated as of June 1, 2018 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises containing approximately 43,625 rentable square feet (“Original Premises”) consisting of a portion of the fifth floor of that certain building located at 499 Illinois Street, San Francisco, California (the “Building”). The Original Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, expand the size of the Original Premises by adding a portion of the Building containing approximately 2,045 rentable square feet, as shown on Exhibit A attached to this First Amendment (the “Expansion Premises”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Expansion Premises. In addition to the Original Premises, commencing on the Expansion Premises Commencement Date (as defined in Section 2 below), Landlord leases to Tenant, and Tenant leases from Landlord, the Expansion Premises.

2.

Delivery. Landlord shall use reasonable efforts to deliver the Expansion Premises to Tenant on or before the Target Expansion Premises Commencement Date (as defined below) with the Demising Work (as defined below) and the Tenant Requested Work (as defined below) Substantially Completed (as defined below) (“Delivery” or “Deliver”). If Landlord fails to Deliver the Expansion Premises by the Target Expansion Premises Commencement Date (as such date may be extended by Force Majeure delays and Tenant Delays (as defined below)), Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this First Amendment shall not be void or voidable. As used herein, (a) “Substantially Completed” shall mean the substantial completion of the Demising Work and the Tenant Requested Work, subject to normal “punch list” items of a non-material nature that do not materially interfere with the use of the Expansion Premises, and (b) “Tenant Delays” shall mean any act or omission by Tenant or any Tenant Party which causes an actual delay to the Substantial Completion of the Demising Work and/or the Tenant Requested Work including, without limitation, any changes requested by Tenant to the Tenant Requested Work.

The “Expansion Premises Commencement Date” shall be the earlier to occur of: (i) the date that Landlord delivers the Expansion Premises to Tenant with the Demising Work and the Tenant Requested Work Substantially Completed, or (ii) the date that Landlord could have delivered to Expansion Premises to Tenant with the Demising Work and the Tenant Requested Work Substantially Completed but for Tenant Delays. The “Target Expansion Premises Commencement Date” shall be October 1, 2019. Upon request of Landlord, Tenant shall) execute and deliver a written acknowledgment of the Expansion Premises Commencement Date in a form substantially similar to the form of the “Acknowledgement of Commencement Date” attached to the Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

As used herein, the “Demising Work” shall mean the work required, as reasonably determined by Landlord, to fully demise the Expansion Premises from the immediately adjacent premises as reflected on Exhibit A attached hereto, which Demising Work shall be performed by Landlord in a good and workmanlike manner in accordance with applicable Legal Requirements, at Landlord’s cost and expense.

As used herein, “Tenant Requested Work” shall mean the construction of the work described on Exhibit B attached hereto. For the avoidance of doubt, the Tenant Requested Work shall not include any activation, servicing or maintenance of any component of the Tenant Requested Work nor shall the Tenant Requested Work include any integration of the Tenant Requested Work with any systems serving the Original Premises. Landlord shall perform the Tenant Requested Work pursuant to plans mutually acceptable to Landlord and Tenant, in a good and workmanlike manner in accordance with applicable Legal Requirements. Tenant shall pay to Landlord an amount equal to 5% of the hard costs of the Tenant Requested Work Costs (the “Tenant Requested Work Fee”). Tenant shall be solely responsible for all of the costs and expenses of the Tenant Requested Work (the “Tenant Requested Work Costs”). Tenant shall reimburse Landlord for the Tenant Requested Work Costs and shall pay to Landlord the Tenant Requested Work Fee within 30 days after Landlord’s delivery to Tenant of an invoice and reasonable supporting evidence of the Tenant Requested Work Costs incurred by Landlord.

Except as otherwise expressly set forth in the Lease or this First Amendment: (i) Tenant shall accept the Expansion Premises in their condition as of the Expansion Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the Expansion Premises; and (iii) Tenant’s taking possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition at the time possession was taken. Notwithstanding anything to the contrary contained herein, Tenant shall have the benefit of any warranties issued to Landlord in connection with the Demising Work and/or the Tenant Requested Work.

Tenant agrees and acknowledges that, except as otherwise expressly set forth in this First Amendment, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Expansion Premises, and/or the suitability of the Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Expansion Premises are suitable for the Permitted Use.

3.

Premises; Rentable Area of Premises and Building. As of Expansion Premises Commencement Date, the defined terms “Premises” and “Rentable Area of Premises” on page 1 of the Lease shall be deleted in their entirety and replaced with the following:

“Premises: That portion (i) of the fifth floor of the Building containing approximately 43,625 rentable square feet (the “Original Premises”), and (ii) of the ground floor of the Building containing approximately 2,045 rentable square feet (the “Expansion Premises”), all as determined by Landlord, as shown on Exhibit A.”

“Rentable Area of Premises: 45,670 sq. ft.”

As of the date of this First Amendment, Exhibit A to the Lease shall be amended to include the Expansion Premises as shown on Exhibit A attached to this First Amendment.

4.	Base Rent.

a. Original Premises. Tenant shall continue paying Base Rent with respect to the Original Premises pursuant to the terms of the Lease through the expiration of the Base Term.

b. Expansion Premises. Commencing on the Expansion Premises Commencement Date, Tenant shall pay Base Rent on a per rentable square foot basis with respect to the Expansion Premises at the same rate per rentable square foot that Tenant is then paying with respect to the Original Premises, as adjusted pursuant to Section 4 of the Lease.

5.

Tenant’s Share. As of the Expansion Premises Commencement Date, the defined term “Tenant’s Share of Operating Expenses for the Building” page 1 of the Lease shall be deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses for the Building: 20.8%”

6.	Base Term. As of the Expansion Premises Commencement Date, the defined term “Base Term” on page 1 of the Lease shall be deleted in its entirety and replaced with the following:

“Base Term: Beginning (i) with respect to the Original Premises on the Commencement Date, and (ii) with respect to the Expansion Premises on the Expansion Premises Commencement Date, and ending with respect to the entire Premises on August 31, 2024.”

7.

Parking. In addition to the parking space allocated to Tenant pursuant to Section 10 of the Lease, commencing on the Expansion Premises Commencement Date, an additional 2 parking spaces shall be allocated to Tenant subject to the terms of Section 10 of the Lease, including the obligation to pay Parking Charges in connection with such additional spaces.

8.

California Accessibility Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitutes the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted (1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in the Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 10 business days after Tenant’s receipt of an invoice therefor from Landlord.

9.

OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

10.

Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

11.	Miscellaneous.

a. This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c. This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

e. Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

LANDLORD:	ARE-SAN FRANCISCO NO. 43, LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, its managing member

		By:	ARE-QRS CORP.,
a Maryland corporation, its general partner

By:	/s/ Allison Grochola
Its:	Vice President, RE Legal Affairs

TENANT:	VIR BIOTECHNOLOGY, INC.,
a Delaware corporation

	By:	/s/ George Scangos
	Name:	George Scangos
	Title:	CEO

EXHIBIT A

Expansion Premises

C
LEV
LEV
LEV
RECEIVED

MERCK
Be well

FIRST FLOOR FURNITURE
AND CASEWORK

AQ101

EXHIBIT B

Tenant Requested Improvements

BREAKDOWN:
= NEW CONSTRUCTION
= EXISTING CONSTRUCTION
= NOT IN SCOPE
ELECTRICAL ROOM
DOCUMENT CONTROL ROOM
HUDDLE
HUDDLE
OPEN OFFICE
TBD
REF

STE 120 - GROUND FLOOR - OPT. 4
499 ILLINOIS ST., SAN FRANCISCO CA

revel architecture & design

DATE: 03.04.19

SCALE: 1/8" = 1'-0"